N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Short Intermediate Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		135,050       	0.0191		5,198,685    	10.09
Class B		2,441		0.0124		148,688       	10.09
Class C		28,715        	0.0124		1,670,747    	10.09
Class I		374,140		0.0207		13,180,060  	10.09


Evergreen High Income Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		654,049		0.0317		14,293,695	7.64
Class B		52,463		0.0269		1,341,922    	7.64
Class C		93,104		0.0269		2,394,607    	7.64
Class I		64,491		0.0333		1,297,575    	7.64


Evergreen Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		3,839,134   	0.0248		112,629,178	7.34
Class B		118,035		0.0203		4,238,166     	7.34
Class C		262,993		0.0203		9,415,148     	7.34
Class I		1,880,854   	0.0263		51,905,731	7.34


Evergreen California Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,092,553    	0.0979		18,631,920	10.59
Class B		3,979		0.0782		44,088		10.59
Class C		26,316		0.0782		288,552		10.59
Class I		132,550		0.1045		1,103,674    	10.59

Evergreen North Carolina Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,897,748    	0.3427		5,388,166    	9.88
Class B		67,960		0.2818		217,343		9.88
Class C		191,782		0.2818		744,174		9.88
Class I		5,858,471    	0.3631		15,052,193	9.88



Evergreen Pennsylvania Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		556,763		0.1136		4,255,845    	11.02
Class B		70,501		0.0927		660,405		10.99
Class C		85,709		0.0929		832,811		11.00
Class I		3,472,635    	0.1204		25,209,921	11.02


Evergreen Strategic Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share     	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		899,736		0.0176		35,949,291	8.69
Class B		30,899		0.0122		1,787,186 	8.67
Class C		255,541		0.0122		14,869,135	8.72
Class I		339,761		0.0193       	11,419,776	8.69